Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 of WhiteHawk Income Corporation and subsidiaries of our report dated March 31, 2025, relating to our audit of the consolidated financial statements of WhiteHawk Income Corporation and subsidiaries for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Houston, Texas

May 20, 2026